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                                                                    EXHIBIT 4.13

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT SECURED BY SUCH SECURITIES.

THE TRANSFER OF THIS WARRANT IS RESTRICTED AS DESCRIBED HEREIN.

                           SYNTAX-BRILLIAN CORPORATION

                                     Warrant
                   for the Purchase of Shares of Common Stock
                          (par value $0.001 per share)

No. ______                                                        ______ Shares

      THIS CERTIFIES that, for value received, _____________, whose address is _________________________ (together with any person or entity to which this Warrant (or any portion hereof) may be transferred, the "Holder"), is entitled to subscribe for and purchase from Syntax-Brillian Corporation, a Delaware corporation (the "Company"), upon the terms and conditions set forth herein, ______ shares of the Company's common stock, par value $0.001 per share ("Common Stock"), at a price of $5.00 per share (subject to adjustment as set forth herein, the "Exercise Price"). As used herein the term "Warrant" shall mean and include this Warrant and any Common Stock or warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part.

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      The number of shares of Common Stock issuable upon exercise of the
Warrants (the "Warrant Shares") and the Exercise Price may be adjusted from time to time as hereinafter set forth. The Warrant Shares are entitled to the benefits, and subject to the obligations, set forth in (i) the Registration Rights Agreement among the Company, the Holder and certain other parties dated concurrently herewith (the "Registration Rights Agreement"), and (ii) the Securities Purchase Agreement among the Company, the Holder and certain other parties dated concurrently herewith (the "Purchase Agreement").

      1. Exercise Period. This Warrant may be exercised at any time or from time to time during the period commencing at 10:00 A.M. Pacific Time on December __, 2005, and ending at 5:00 P.M. Pacific Time on December __, 2010 (the "Exercise Period").

      2. Procedure for Exercise; Effect of Exercise.

            (a) Cash Exercise. This Warrant may be exercised, in whole or in part, by the Holder during normal business hours on any business day during the Exercise Period by (i) the presentation and surrender of this Warrant to the Company at its principal executive office along with a duly executed Notice of Exercise (in the form attached hereto) specifying the number of Warrant Shares to be purchased, and (ii) delivery of payment to the Company of the Exercise Price for the number of Warrant Shares specified in the Notice of Exercise by cash, wire transfer of immediately available funds to a bank account specified by the Company, or by certified or bank cashier's check.

            (b) Cashless Exercise. This Warrant may also be exercised by the Holder through a cashless exercise, as described in this Section 2(b). In such case, this Warrant may be exercised, in whole or in part, by the Holder during normal business hours on any business day during the Exercise Period by the presentation and surrender of this Warrant to the Company at its principal office along with a duly executed Notice of Exercise specifying the number of Warrant Shares to be applied to such exercise. The number of shares of Common Stock to be issued upon exercise of this Warrant pursuant to this Section 2(b) shall equal the value of this Warrant (or the portion thereof being canceled) computed as of the date of delivery of this Warrant to the Company using the following formula:

            X =    Y(A-B)
                   ------
                     A

     Where:

            X = the number of shares of Common Stock to be issued to Holder under this Section 2(b);

            Y = the number of Warrant Shares identified in the Notice of
                Exercise as being applied to the subject exercise;

            A = the Current Market Price on such date; and

            B = the Exercise Price on such date

For purposes of this Section 2(b), Current Market Price shall have the definition provided in Section 6(g).

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      The Company acknowledges and agrees that this Warrant was issued on the date set forth at the end of this Warrant. Consequently, the Company acknowledges and agrees that, if the Holder conducts a cashless exercise pursuant to this Section 2(b), the period during which the Holder held this Warrant may, for purposes of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), be "tacked" to the period during which the Holder holds the Warrant Shares received upon such cashless exercise.

      Notwithstanding the foregoing, the Holder may conduct a cashless exercise pursuant to this Section 2(b) only after the first anniversary of the initial issuance date of this Warrant, and then only in the event that a registration statement covering the resale of the Warrant Shares is not then effective at the time that the Holder wishes to conduct such cashless exercise.

            (c) Company's Response; Effect of Exercise. Upon receipt by the Company of a copy of a Notice of Exercise (including a copy received via facsimile), the Company shall immediately send to the Holder, via facsimile, a confirmation of receipt of such Notice of Exercise. Upon receipt by the Company of this Warrant and the original Notice of Exercise, together with proper payment of the Exercise Price, as provided in this Section 2, the Company or its designated transfer agent (the "Transfer Agent"), as applicable, shall, within three (3) business days following the date of receipt by the Company of the original Notice of Exercise (so long as this Warrant and the proper payment of the Exercise Price are received by the Company on or before such third business day), issue and deliver to the Depository Trust Company ("DTC") account on the Holder's behalf via the Deposit Withdrawal Agent Commission System ("DWAC") as specified in the Notice of Exercise, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. Notwithstanding the foregoing to the contrary, the Company or its Transfer Agent shall only be obligated to issue and deliver the shares to the DTC on the Holder's behalf via DWAC if (A) a registration statement covering the resale of the Warrant Shares has been declared effective by the Securities and Exchange Commission, (B) the exercise of this Warrant is in connection with a sale, and (C) the Holder has complied with the applicable prospectus delivery requirements. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares subject to purchase hereunder. Upon receipt by the Company of this Warrant and a Notice of Exercise, together with proper payment of the Exercise Price, as provided in this Section 2, the Company agrees that such Warrant Shares shall be deemed to be issued to the Holder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant has been surrendered and payment has been made for such Warrant Shares in accordance with this Warrant and the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder.

      3. Registration of Warrants; Transfer of Warrants. Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a warrant register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the warrant register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares, upon surrender to the Company or its duly authorized agent.

      4. Restrictions on Transfer. (a) The Holder, as of the date of issuance hereof, represents to the Company that such Holder is acquiring the Warrants for its own account and not with a view to the distribution thereof or of the Warrant Shares. Notwithstanding any provisions contained in this Warrant to the contrary, this Warrant and the related Warrant Shares shall not be transferable except pursuant to the proviso contained in the following sentence or upon the conditions specified in this Section 4, which conditions are intended, among other things, to insure compliance with the provisions of the Securities Act and applicable state law in respect of the transfer of this Warrant or such Warrant Shares. The Holder by acceptance of this Warrant agrees that the Holder will not transfer this Warrant or the related Warrant Shares prior to delivery to the Company of an opinion of the Holder's counsel (as such opinion and such counsel are described in Section 4(b) hereof) or until registration of such Warrant Shares under the Securities Act has become effective or after a sale of such Warrant or Warrant Shares has been consummated pursuant to Rule 144 or Rule 144A under the Securities Act; provided, however, that the Holder may freely transfer this Warrant or such Warrant Shares (without delivery to the Company of an opinion of counsel) (i) to one of its nominees, affiliates or a nominee thereof,
(ii) to a pension or profit-sharing fund established and maintained for its employees or for the employees of any affiliate, (iii) from a nominee to any of the aforementioned persons as beneficial owner of this Warrant or such Warrant Shares, (iv) to a qualified institutional buyer, so long as such transfer is effected in compliance with Rule 144A under the Securities Act, or (v) to an accredited investor (as such term is defined in Regulation D under the Securities Act).

            (b) The Holder, by its acceptance hereof, agrees that prior to any transfer of this Warrant or of the related Warrant Shares (other than as permitted by Section 4(a) hereof or pursuant to a registration under the Securities Act), the Holder will give written notice to the Company of its intention to effect such transfer, together with an opinion of such counsel for the Holder in form reasonably acceptable to the Company, to the effect that the proposed transfer of this Warrant and/or such Warrant Shares may be effected without registration under the Securities Act. Upon delivery of such notice and opinion to the Company, the Holder shall be entitled to transfer this Warrant and/or such Warrant Shares in accordance with the intended method of disposition specified in the notice to the Company.

            (c) Each stock certificate representing Warrant Shares issued upon exercise or exchange of this Warrant shall bear the following legend unless the opinion of counsel referred to in Section 4(b) states such legend is not required:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT. SUCH SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT."

The Holder understands that the Company may place, and may instruct any transfer agent or depository for the Warrant Shares to place, a stop transfer notation in the securities records in respect of the Warrant Shares.

      5. Reservation of Shares. The Company shall at all times during the Exercise Period reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant, upon receipt by the Company of the full Exercise Price therefor, and all shares of Common Stock issuable upon conversion of this Warrant, shall be validly issued, fully paid, non-assessable, and free of preemptive rights, and free from all taxes, claims, liens, charges and other encumbrances.

      6. Exercise Price Adjustments. The Exercise Price shall be subject to adjustment from time to time as follows:

            (a) (i) In the event that the Company shall (A) pay a dividend or make a distribution, in shares of Common Stock, on any class of capital stock of the Company or any subsidiary which is not directly or indirectly wholly owned by the Company, (B) split or subdivide its outstanding Common Stock into a greater number of shares, or (C) combine its outstanding Common Stock into a smaller number of shares, then in each such case the Exercise Price in effect immediately prior thereto shall be adjusted so that the Holder of this Warrant thereafter surrendered for exercise shall be entitled to receive the number of shares of Common Stock that such Holder would have owned or have been entitled to receive after the occurrence of any of the events described above had this Warrant been exercised immediately prior to the occurrence of such event. An adjustment made pursuant to this paragraph 6(a)(i) shall become effective immediately after the close of business on the record date in the case of a dividend or distribution (except as provided in paragraph 6(f) below) and shall become effective immediately after the close of business on the effective date in the case of such subdivision, split or combination, as the case may be. Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under clause (ii) below.

               (ii) In the event that the Company shall issue or distribute any Common Stock or preferred stock, whether or not authorized on the date hereof, and rights, options or warrants to purchase Common Stock or preferred stock and securities of any type whatsoever that are, or may become, convertible into Common Stock or preferred stock ("New Securities"), in any such case at a price per share less than $5.00 or that would entitle the holders of the New Securities to subscribe for or purchase shares of Common Stock at less than $5.00 per share (provided that the issuance of Common Stock upon the exercise of New Securities that are rights, warrants, options or convertible or exchangeable securities ("New Derivative Securities") will not cause an adjustment in the Exercise Price if no such adjustment would have been required at the time such New Derivative Security was issued), then the Exercise Price in effect immediately prior thereto shall be adjusted so that the Exercise Price shall equal the price at which the Company issues or distributes such New Securities (or the price at which the holders of the New Securities are entitled to subscribe for or purchase shares of Common Stock). Each such adjustment shall be made successively whenever any such New Securities are issued. In determining whether any New Derivative Securities entitle the holders to subscribe for or purchase shares of Common Stock at less than $5.00 per share, there shall be taken into account any consideration received by the Company for such New Derivative Securities, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors of the Company (the "Board of Directors"), whose determination shall be conclusive and described in a certificate filed with the records of corporate proceedings of the Company. Notwithstanding the foregoing, in no event shall an adjustment be made under this subsection (ii) if such adjustment would result in raising the then-effective Exercise Price.

               (iii) No adjustment in the Exercise Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price then in effect; provided, however, that any adjustments that by reason of this Section 6(a) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6(a) shall be made to the nearest cent or nearest 1/100th of a share.

               (iv) Notwithstanding anything to the contrary set forth in this
Section 6(a), no adjustment shall be made to the Exercise Price upon any Exempt Issuance. "Exempt Issuance" means the issuance of: (A) shares of capital stock of the Company issued or issuable upon conversion or exercise of any currently outstanding securities (but not any amendment or modification to such currently outstanding securities after the date hereof) or any New Securities issued in accordance with the Purchase Agreement (including the Conversion Shares, the Warrant Shares, the PIK Dividend Shares and the Redemption Shares, as such terms are defined in Section 6(j)); (B) shares of capital stock

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issued and issuable as payment for outstanding interest under the Company's outstanding 7% convertible debentures and 4% convertible debentures; (C) shares or options or warrants for Common Stock granted to officers, directors and employees of, and consultants to, the Company or its subsidiaries pursuant to stock option or purchase plans or other compensatory agreements approved by the Board of Directors, or pursuant to the Syntax Groups Company 2005 Stock Incentive Plan; (D) shares of Common Stock or preferred stock issued in connection with any pro rata stock split, stock dividend (including PIK Dividend Shares) or recapitalization by the Company; (E) shares of capital stock, or options or warrants to purchase capital stock, issued to a strategic investor in connection with a strategic commercial agreement as determined by the Board of Directors; (F) shares of capital stock, or options or warrants to purchase capital stock, issued to an investor in connection with a joint venture arrangement where the Company is a participant; (G) shares of capital stock, or options or warrants to purchase capital stock, issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other corporation or entity; (H) shares of capital stock issued in an underwritten public securities offering pursuant to a registration statement filed under the Securities Act; (I) shares of capital stock, or options or warrants to purchase capital stock, issued to current or prospective customers or suppliers of the Company approved by the Board of Directors as compensation or accommodation in lieu of other payment, compensation or accommodation to such customer or supplier; (J) shares of capital stock, or warrants to purchase capital stock, issued to any person that provides services to the Company as compensation therefor pursuant to an agreement approved by the Board of Directors; (K) shares of capital stock, or options or warrants to purchase capital stock, offered in a transaction where the purchase of such securities by the Holder would cause such transaction to fail to comply with applicable federal or state securities laws or would cause an applicable registration or qualification exemption to fail to be available to the Company; and (L) securities issuable upon conversion or exercise of the securities set forth in clauses (A) - (K) above.

               (v) The Company from time to time may reduce the Exercise Price by any amount for any period of time in the discretion of the Board of Directors.

               (vi) In the event that, at any time as a result of an adjustment made pursuant to Sections 6(a)(i) through 6(a)(iv) above, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares of the Company other than shares of the Common Stock, thereafter the number of such other shares so receivable upon exercise of any such Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 6(a)(i) through 6(a)(v) above, and the other provisions of this Section 6(a) with respect to the Common Stock shall apply on like terms to any such other shares.

            (b) In case of any reclassification of the Common Stock (other than in a transaction to which Section 6(a)(i) applies), any consolidation of the Company with, or merger of the Company into, any other entity, any merger of another entity into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), any sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange, pursuant to which share exchange the Common Stock is converted into other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the Holder of this Warrant shall have the right thereafter, during the Exercise Period, to exercise this Warrant and obtain only the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock of the Company into which this Warrant might have been exercisable immediately prior to the reclassification, consolidation, merger, sale, transfer or share exchange assuming that such holder of Common Stock failed to exercise rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon consummation of such transaction, subject to adjustment as provided in Section 6(a) above following the date of consummation of such transaction. As a condition to any such transaction, the Company or the person formed by the consolidation or resulting from the merger or which acquires such assets or which acquires the Company's shares, as the case may be, shall make provisions in its articles or certificate of incorporation or other constituent document to establish such right. The certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of the certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The provisions of this Section 6(b) shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

            (c) If:

                  (i) the Company shall take any action which would require an adjustment in the Exercise Price pursuant to Section 6(a); or

                  (ii) the Company shall authorize the granting to the holders of its Common Stock generally of rights, warrants or options to subscribe for or purchase any shares of any class or any other rights, warrants or options; or

                  (iii) there shall be any reclassification or change of the
                        Common Stock (other than a subdivision or combination of its outstanding Common Stock or a change in par value) or any consolidation, merger or statutory share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or transfer of all or substantially all of the assets of the Company; or

                  (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in each such case, the Company shall cause to be mailed to each Holder at such Holder's address as shown on the books of the transfer agent for the Warrants, as promptly as possible, but at least 20 calendar days prior to the applicable date hereinafter specified, a notice stating

(A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, warrants or options, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights, warrants or options are to be determined, or (B) the date on which such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 6(c).

            (d) Whenever the Exercise Price is adjusted as herein provided, the Company shall promptly cause a notice of the adjusted Exercise Price to be mailed to each Holder.

            (e) In any case in which Section 6(a) provides that an adjustment shall become effective immediately after a record date for an event and the date fixed for such adjustment pursuant to Section 6(a) occurs after such record date but before the occurrence of such event, the Company may defer until the actual occurrence of such event issuing to the Holder of any Warrants exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such exercise before giving effect to such adjustment.

            (f) In case the Company shall take any action affecting the Common Stock, other than actions described in this Section 6, which in the opinion of the Board of Directors would materially adversely affect the exercise right of the Holders, the Exercise Price may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances; provided, however, that in no event shall (i) the Board of Directors be required to take any such action and
(ii) any such action result in an increase in the Exercise Price.

            (g) For the purpose of any computation under Section 2(b) or this
Section 6, the "Current Market Price" per share of Common Stock on any date means the volume weighted average price of the Common Stock on the ten (10) consecutive trading days immediately preceding (but not including) such date as reported for consolidated transactions with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the volume weighted average price of the Common Stock on the ten (10) consecutive trading days immediately preceding (but not including) such date in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use or, if the Common Stock is not quoted by any such organization, the volume weighted average price of the Common Stock as of the ten (10) consecutive trading days immediately preceding (but not including) such date determined by an Independent Financial Expert. An "Independent Financial Expert" shall mean a reputable accounting, appraisal or investment banking firm that is, in the reasonable judgment of the Board of Directors, qualified to perform the task for which such firm has been engaged hereunder, is nationally recognized and disinterested and Independent with respect to the Company and its affiliates and is reasonably acceptable to holders owning a majority of all of the outstanding Warrants issued pursuant to the Purchase Agreement. "Independent" shall mean any person or entity that (i) is in fact independent,
(ii) does not have any direct financial interest or any material indirect financial interest in the Company or any of its subsidiaries, or in any affiliate of the Company or any of its subsidiaries (other than as a result of holding securities of the Company in trading accounts), and (iii) is not an officer, employee, promoter, trustee, partner, director or person performing similar functions for the Company or any of its subsidiaries or any affiliate of the Company or any of its subsidiaries.

            (h) Upon each adjustment of the Exercise Price (other than an adjustment under Section 6(a)(iii)), this Warrant shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest thousandth) obtained by dividing (i) the product obtained by multiplying the number of shares purchasable upon exercise of this Warrant prior to adjustment of the number of shares by the Exercise Price in effect prior to adjustment of the Exercise Price, by (ii) the Exercise Price in effect after such adjustment of the Exercise Price.

            (i) The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of this Warrant, but in lieu thereof, the Company shall round the number of shares to be issued to the nearest whole number.

            (j) Notwithstanding anything herein to the contrary, the Company shall not issue any Warrant Shares which, when aggregated with all shares of Common Stock (the "Conversion Shares") issuable upon conversion of the Company's 6% Redeemable Convertible Preferred Stock (the "Preferred Stock"), any shares of Common Stock issued upon payment of dividends on the Preferred Stock (the "PIK Dividend Shares"), and any shares of Common Stock issued upon redemption of the Preferred Stock (the "Redemption Shares") issued prior to such date of issuance, would exceed 19.999% of the number of shares of Common Stock outstanding on the business day immediately preceding the date hereof (such number of shares, the "Issuable Maximum"). If, on the date of exercise of this Warrant as set forth herein, (i) the Exercise Price in effect is such that the shares issuable upon exercise of this Warrant, and any Conversion Shares, PIK Dividend Shares, and Redemption Shares, together with the aggregate number of shares of Common Stock that would then be issuable upon conversion, exercise or issuance in full of all then outstanding Conversion Shares, PIK Dividend Shares, Redemption Shares, or Warrant Shares would exceed the Issuable Maximum, and (ii) the Company's stockholders shall not have previously approved the issuance of 20% or more of the Company's capital stock in connection with the transactions contemplated by the Purchase Agreement (the "Stockholder Approval"), then the Company shall issue to the Holder requesting exercise of this Warrant a number of shares of Common Stock equal to the Holder's pro-rata portion of the Issuable Maximum and, with respect to the remainder of this Warrant then held by the Holder for which exercise would result in an issuance of shares of Common Stock in excess of the Holder's pro-rata portion of the Issuable Maximum (the "Excess Shares"), the Company shall be prohibited from issuing such Excess Shares, and shall notify the Holder of the reason therefor. This Warrant would be unexercisable to such extent until and unless Stockholder Approval is subsequently obtained, but shall otherwise remain in full force and effect.

            7. Transfer Taxes. The issuance of any shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

            8. Loss or Mutilation of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

            9. No Rights as a Stockholder. The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

            10. Governing Law. This Warrant shall be construed in accordance with the laws of the State of Texas applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

                                      * * *

Dated:   December __, 2005

                                                    SYNTAX-BRILLIAN CORPORATION

                                                     By:________________________
                                                         Wayne A. Pratt,
                                                         Chief Financial Officer

                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

            FOR VALUE RECEIVED, ___________________ hereby sells, assigns, and transfers unto ________________ a Warrant to purchase __________ shares of Common Stock, par value $0.001 per share, of Syntax-Brillian Corporation (the "Company"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint ____________________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.

                                             Dated:_____________________

                                             By:______________________________
                                                           Signature

      The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

To:    Syntax-Brillian Corporation
       1600 North Desert Drive
       Tempe, Arizona 85281-1230
       Attention:  Chief Executive Officer

                               NOTICE OF EXERCISE

      The undersigned hereby exercises his or its rights to purchase _______ Warrant Shares covered by the within Warrant and tenders payment herewith in the amount of $_________ by [tendering cash or delivering a certified check or bank cashier's check, payable to the order of the Company] [surrendering ______ shares of Common Stock received upon exercise of the attached Warrant, which shares have a Current Market Price equal to such payment] in accordance with the terms thereof.

                     _____________________________________
                     _____________________________________
                     _____________________________________
                    (Print Name, Address and Social Security
                          or Tax Identification Number)

Holder requests delivery to be made: (check one)

[ ] By delivery of physical certificates in the name above and delivered to the above address

[ ]   Through Depository Trust Corporation, if eligible
      (Account )_____________________________________)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

                                                Dated:__________________________

                                                By:_____________________________
                                                           Print Name

                                                ________________________________
                                                           Signature

Address:
_____________________________________
_____________________________________
_____________________________________